Exhibit 99.2

Novocure Announces Webcast to Discuss New EF-14 Clinical Trial

Analyses and Tumor Treating Fields Presentations from SNO 2015

St. Helier, Jersey – Nov. 17, 2015 – Novocure (NASDAQ: NVCR), a commercial stage oncology company pioneering a novel therapy for solid tumors, announced today that it will hold a webcast on Monday, Nov. 23, 2015, beginning at 4:30 p.m. EST to discuss the new EF-14 analyses and Tumor Treating Fields (TTFields) presentations from the 20th Annual Meeting of the Society of Neuro-Oncology.

The new EF-14 clinical trial analyses to be presented at SNO and that will be discussed during the webcast show the use of TTFields therapy with temozolomide did not adversely affect newly diagnosed GBM patients’ quality of life; and, GBM patients who continued TTFields therapy in combination with chemotherapy, including bevacizumab, at first recurrence lived longer than patients who received chemotherapy alone.

Analysts and investors can participate in the conference call by dialing (877)726-5929 for domestic callers and (530)379-4648 for international callers, using the conference ID 81604390. Access the webcast live from the Investor Relations page of Novocure’s website, where it will be available for replay for 14 days following the call.

About Novocure

Novocure is a Jersey Isle oncology company pioneering a novel therapy for solid tumors called TTFields. Novocure’s US operations are based in Portsmouth, NH and New York, NY. Additionally, the company has offices in Germany, Switzerland, and Japan and a research center in Haifa, Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its prospectus dated October 1, 2015 filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact:

Ashley Cordova, Novocure

acordova@novocure.com

212 767 7558